Proxy Voting Results

A special meeting of the fund's shareholders was held on March 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	16,503,197,196.01	67.398
Against	6,294,651,897.47	25.707
Abstain	1,272,150,251.04	5.195
Broker Non-Votes	416,298,580.00	1.700
TOTAL	24,486,297,924.52	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	23,924,161,119.19	97.704
Withheld	562,136,805.33	2.296
TOTAL	24,486,297,924.52	100.000
Dennis J. Dirks
Affirmative	23,925,360,443.54	97.709
Withheld	560,937,480.98	2.291
TOTAL	24,486,297,924.52	100.000
Robert M. Gates
Affirmative	23,925,172,904.35	97.708
Withheld	561,125,020.17	2.292
TOTAL	24,486,297,924.52	100.000
George H. Heilmeier
Affirmative	23,924,542,782.74	97.706
Withheld	561,755,141.78	2.294
TOTAL	24,486,297,924.52	100.000
Abigail P. Johnson
Affirmative	23,924,689,705.89	97.706
Withheld	561,608,218.63	2.294
TOTAL	24,486,297,924.52	100.000
Edward C. Johnson 3d
Affirmative	23,924,847,645.74	97.707
Withheld	561,450,278.78	2.293
TOTAL	24,486,297,924.52	100.000
Marie L. Knowles
Affirmative	23,925,445,774.81	97.710
Withheld	560,852,149.71	2.290
TOTAL	24,486,297,924.52	100.000
Ned C. Lautenbach
Affirmative	23,925,645,062.54	97.710
Withheld	560,652,861.98	2.290
TOTAL	24,486,297,924.52	100.000
Marvin L. Mann
Affirmative	23,925,590,460.78	97.710
Withheld	560,707,463.74	2.290
TOTAL	24,486,297,924.52	100.000
William O. McCoy
Affirmative	23,924,625,327.04	97.706
Withheld	561,672,597.48	2.294
TOTAL	24,486,297,924.52	100.000
Robert L. Reynolds
Affirmative	23,924,333,060.13	97.705
Withheld	561,964,864.39	2.295
TOTAL	24,486,297,924.52	100.000
Cornelia M. Small
Affirmative	23,925,357,872.54	97.709
Withheld	560,940,051.98	2.291
TOTAL	24,486,297,924.52	100.000
William S. Stavropoulos
Affirmative	23,925,357,404.84	97.709
Withheld	560,940,519.68	2.291
TOTAL	24,486,297,924.52	100.000
Kenneth L. Wolfe
Affirmative	23,924,368,673.77	97.705
Withheld	561,929,250.75	2.295
TOTAL	24,486,297,924.52	100.000
A Denotes trust-wide proposals and voting results.